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                                                                 Exhibit 10.17

                   AGREEMENT OF SETTLEMENT AND MUTUAL RELEASE

         This Agreement of Settlement and Mutual Release ("Agreement") is made and entered into by and between the Board of Supervisors of Louisiana State University and Agricultural and Mechanical College ("LSU"), on one hand, and Ergo Research Corporation, Ergo Science Corporation, and Ergo Science Holdings, Inc. (collectively "Ergo"), on the other hand.

         WHEREAS, LSU and Ergo are parties to that certain Novated License and Royalty Agreement effective May 1, 1995; and

         WHEREAS, LSU commenced arbitration proceedings against Ergo that were referred to the Honorable George C. Pratt concerning sublicense payments allegedly due to LSU as a result of (1) the February 20, 1998 Joint Collaboration and License Agreement between Ergo and The R.W. Johnson Pharmaceutical Research Institute, and (2) the February 23, 1998 Stock Purchase Agreement between Ergo Science Corporation and Johnson & Johnson Development Corporation (the "Action"); and

         WHEREAS, Ergo denies liability for the any of the claims that were asserted or could have been asserted in the Action; and

         WHEREAS, LSU and Ergo (each a "Party," and collectively "the Parties") wish to settle all disputes between them that either Party currently holds or owns against the other Party and to provide for the mutual release of all claims and counterclaims that are known or should have been known as of the date of this Agreement.

         NOW, THEREFORE, IN CONSIDERATION FOR THE MUTUAL PROMISES AND MUTUAL COVENANTS SET FORTH HEREIN, IT IS HEREBY STIPULATED, ACCEPTED AND AGREED, by and between LSU and Ergo that:

         1. Within five (5) business days of receipt by Ergo of an Agreement executed by LSU, Ergo (a) shall pay LSU $2,450,000 by wire transfer, and (b) issue to State Street Bank and Trust Co. of Connecticut, N.A., instructions to release to LSU all proceeds in Account # 105599-099, which proceeds consist of the original principal and all accrued interest.

         2. In exchange for the promise of payment provided for in paragraph one, LSU, on its own behalf and on behalf of its predecessors, owners, officers, directors, employees, attorneys, agents, successors and assigns releases Ergo and its predecessors, successors, present and former parent corporations, owners, officers, directors, employees, attorneys, agents, partners, heirs, executors, administrators, licensees, assigns, parents, subsidiaries and affiliates (collectively, the "Ergo Released Parties") from any and all claims, demands, suits in law or equity, judgments, causes of action and damages of whatever kind or nature, that are known or should have been known as of the date of this Agreement, which LSU now owns or holds, or has at any time previously owned or held against any of the Ergo Released Parties, including but not limited to all claims arising out of or relating to (1) the February 20, 1998 Joint Collaboration and License Agreement between Ergo and The R.W. Johnson Pharmaceutical Research Institute, (2) the February 23, 1998 Stock Purchase Agreement between Ergo Science Corporation and Johnson & Johnson Development Corporation, or (3) the royalty allegedly due to LSU under those agreements. It is further understood that LSU may not bring any action on any claim being released hereby against any of the Ergo Released Parties at any time in the future regardless of what might later take place or later occur.

         3. Ergo, on its own behalf and on behalf of its predecessors, owners, officers, directors, employees, attorneys, agents, successors and assigns releases LSU and its predecessors, successors, present and former parent corporations, owners, officers, directors, employees, attorneys, agents, partners, heirs, executors, administrators, licensees, assigns, parents, subsidiaries and affiliates (collectively, the "LSU Released Parties") from any and all claims, demands, suits in law or equity, judgments, causes of action and damages of whatever kind or nature, that are known or should have been known as of the date of this Agreement, which Ergo now owns or holds, or has at any time previously owned or held against any of the LSU Released Parties, including but not limited to all claims arising out of or relating to (1) the February 20, 1998 Joint Collaboration and License Agreement between Ergo and The R.W. Johnson Pharmaceutical Research Institute, (2) the February 23, 1998 Stock Purchase Agreement between Ergo Science Corporation and Johnson & Johnson Development Corporation, or (3) the royalty allegedly due to LSU under those agreements. It is further

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understood that Ergo may not bring any action on any claim being released hereby against any of the LSU Released Parties at any time in the future regardless of what might later take place or later occur.

         4. The Parties expressly represent, covenant and warrant that each has full authority to release any and all claims released pursuant to this Agreement.

         5. LSU hereby represents, covenants, warrants and agrees that: (1) it has not assigned, pledged, or otherwise divested or encumbered all or any part of the claims, including but not limited to the Action, being released hereby;
(2) no other person or entity has any interest in or ownership of the Action or the claims covered by this release; and (3) it will indemnify, defend, and hold the Ergo Released Parties harmless from and against any claim being released hereby so assigned, pledged, divested or encumbered which is brought against any of the Ergo Released Parties. LSU agrees that it will not file a complaint or petition or commence a proceeding of any kind in any forum against any of the Ergo Released Parties arising out of or relating to the Action or the claims being released hereby.

         6. Ergo hereby represents, covenants, warrants and agrees that: (1) it has not assigned, pledged, or otherwise divested or encumbered all or any part of the claims, including but not limited to the Action, being released hereby;
(2) no other person or entity has any interest in or ownership of the Action or the claims covered by this release; and (3) it will indemnify, defend, and hold the LSU Released Parties harmless from and against any claim being released hereby so assigned, pledged, divested or encumbered which is brought against any of the LSU Released Parties. Ergo agrees that it will not file a complaint or petition or commence a proceeding of any kind in any forum against any of the LSU Released Parties arising out of or relating to the Action or the claims being released hereby.

         7. Neither party to this Agreement may assign or transfer all or any part of this Agreement without the advance written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties, the Ergo Released Parties, and the LSU Released Parties.

         8. This Agreement shall constitute the entire agreement of the Parties with respect to the subject matter contained herein, and it supersedes all prior or contemporaneous agreements, understandings, and representations on the subject matter hereof. Each Party further declares and represents that no promises, inducements, or agreements not herein expressed have been made to the Parties with respect to the subject matter of this Agreement. Each Party further declares and represents that (1) this Agreement has been entered into voluntarily, (2) it has read this Agreement in full, (3) its ramifications of this Agreement have been explained fully to the Party by its counsel, and (4) it is understood and agreed that the terms of this Agreement are contractual and not a mere recital.

         9. The Parties mutually agree to join in or execute any instrument or to perform any act necessary or proper to carry into effect any part or intent of this Agreement, including the execution and delivery of any other reasonably necessary document or other future assurance.

         10. It is understood and agreed that this Agreement is a compromise of claims, and that the payments made are not to be construed as an admission of liability on the part of the Parties released. Moreover, this Agreement shall not be construed as or deemed to be evidence of any admission or concession of fault, error, omission, or other ground for liability on the part of any Party, and all Parties specifically deny any fault, error, omission or other ground for liability.

         11. The Agreement shall not be modified or waived orally or by accession of any of the Parties and may only be modified or waived by a writing signed by both Parties.

         12. A facsimile signature will be as valid as an original signature for all purposes relevant to this Agreement.

         13. This Agreement may be executed in counterparts which, taken together, shall constitute one and the same agreement.

         14. The Parties agree that the "Dispute Resolution" provision in
Article XVI(E) of the Novated License and Royalty Agreement will govern all disputes regarding this Agreement, and that the "Dispute Resolution" provision shall apply as if set forth fully herein.

         15. Notwithstanding Paragraph 14, the Parties agree that Judge Pratt shall retain jurisdiction over the Action until Ergo makes the payment provided in Paragraph 1 for purposes of enforcing this Agreement. Upon payment by Ergo as provided in Paragraph 1, LSU shall dismiss the Action with prejudice.


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IN WITNESS WHEREOF, the parties have duly executed this release.

DATED this 6th day of October, 2000.


                         ------------------------------
             Board of Supervisors of Louisiana State University and
                      Agricultural and Mechanical College


                         BY: /s/ Mani Iyer
                            ---------------------------


                         TITLE: Director
                               ------------------------

                         ------------------------------
                         Ergo Research Corporation
                         Ergo Science Corporation
                         Ergo Science Holdings, Inc.


                         BY: /s/ David R. Burt
                            ---------------------------


                         TITLE: President
                               ------------------------